UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2019

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35832	46-1932921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 676-4300

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2019, Science Applications International Corporation (the “Company”) announced the retirement of Anthony J. Moraco as Chief Executive Officer of the Company, effective as of July 31, 2019 (the “Effective Date”). Mr. Moraco has also resigned from the Board of Directors of the Company (the “Board”), effective on the Effective Date.

In connection with his retirement, Mr. Moraco will provide certain transition services to the Company through the Effective Date. In exchange for such services, among other things, (i) Mr. Moraco’s base salary will increase to $1,060,000, (ii) Mr. Moraco will receive a short-term cash bonus of $700,000 to be paid within thirty (30) days following the Effective Date, (iii) the Company will pay certain of Mr. Moraco’s premium costs relating to the continuation of his group health insurance coverage through the eighteen (18) month period following the Effective Date, and (iv) Mr. Moraco will achieve special retirement status for the continued vesting of certain outstanding equity awards after the Effective Date.

On March 7, 2019, Nazzic S. Keene, the Company’s current Chief Operating Officer, was appointed to succeed Mr. Moraco as Chief Executive Officer of the Company effective as of the Effective Date and as a member of the Board for an initial term beginning on the Effective Date and expiring at the Company’s annual meeting of stockholders for its fiscal year ending January 31, 2020 (“fiscal 2020”).

Ms. Keene, 58, joined the Company in August 2012 as its Senior Vice President for Corporate Strategy and Planning prior to the Company’s spin-off in 2013. Ms. Keene served as the Company’s Sector President, Global Markets & Missions, from September 2013 until June 2017, when she was appointed as the Company’s Chief Operating Officer. Before joining the Company, Ms. Keene was the senior vice president and general manager for U.S. Enterprise Markets at CGI Group Inc., a global information technology consulting, systems integration, outsourcing, and solutions company listed on the New York Stock Exchange, from 2004 to 2012.

In connection with her appointment as Chief Executive Officer of the Company, Ms. Keene’s annual compensation as an executive officer of the Company for fiscal 2020 will be adjusted as follows: (i) an annual base salary of $1,000,000 effective as of April 1, 2019, (ii) a short-term incentive cash bonus target equal to 125% of her base salary, and (iii) $3,800,000 of long-term incentive awards in the form of performance shares, stock options and restricted stock units under the Company’s executive compensation plan. As an executive officer of the Company, Ms. Keene will also continue to be entitled to participate in the Company’s Deferred Compensation Plan. As an employee director, Ms. Keene will not serve on any committees of the Board and will not receive any additional compensation for her service as a member of the Board.

There are no family relationships between Ms. Keene and any other executive officer or director of the Company that require disclosure under Item 401(d) of Regulation S-K. There are no transactions between Ms. Keene or any member of her immediate family and the Company that require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On March 11, 2019, the Company issued a press release announcing the events discussed in Item 5.02 above, the text of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. The information contained in this Item 7.01 and Exhibit 99.1 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated March 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: March 11, 2019	By:	/s/ Steven G. Mahon
Steven G. Mahon
Executive Vice President, General Counsel and Corporate Secretary